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                                                                    EXHIBIT 24.3

                                POWER OF ATTORNEY


                  KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Barr Laboratories, Inc., a New York corporation, which has filed with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3, No. 333-45824, hereby constitutes and appoints Bruce L. Downey and William T. McKee, and each of them, my true and lawful attorney-in-fact and agent, with full power to act without the other, to sign any and all amendments to such Registration Statement and to file the same and the exhibits thereto and any and all other documents in connection therewith with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.



Dated: February 16, 2001                               /s/  Harold N. Chefitz
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